UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 28, 2008
Striker Energy Corp.
(Exact name of registrant as specified in its charter)
Nevada	000-52218	20-2590810
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
901 – 360 Bay Street, Toronto, ON, Canada		M5H 2V6
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(416) 489-0093
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departures of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2008 Brian Cole and Shawn Perger resigned from our board of directors. The resignations were not as a result of any disagreement on any matter relating to our company’s operations, policies or practices.

Joseph Carusone is now our sole director and officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRIKER ENERGY CORP.

/s/ Joseph Carusone

Joseph Carusone

President, Secretary, Treasurer and Director

Date September 16, 2008